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                                   UNIFET, NC.
                             BASIC LEASE INFORMATION

Lease Date:                                       August 29, 1995

Landlord:                                         M.H.P.P., Inc.

Address of Landlord:                              5414 Oberlin Drive, Suite 140
                                                  San Diego, California 92121

Telephone Number of Landlord:                     (619) 597-6888

Tenant:                                           UniFET, Inc., a California
                                                  corporation

Address of Tenant:                                1945 Palomar Oaks Way
                                                  Carlsbad, California 92009

Telephone Number of Tenant:                       (619) 552-9002

Contact:                                          George Pache

Section 1.1       Building:                       #6
                  Address:                        1945 Palomar Oaks Way
                                                  Carlsbad, California 92009

                  Park:                           Palomar Oaks Technology Park

Section 1. 3      Parking Spaces:                 3.6/1000 Square Feet of
                                                  Rentable Space

Section 2.1       Term:                           Sixty (60) Months
                  Commencement Date:              November 2, 1995
                  Lease Rent Commencement
                  Date:                           March 19, 1996
                  Expiration Date:                January 31, 2001

Section 3.1       Annual Rent:                    $261,000.00
                  Monthly Installments:           $21,750.00
                  Deposit of First Month's Rent:  $21,750.00

Section 3.2       Index Area:                     N/A
                  Periodic Rent Increase Dates:   See Addendum - Rent Schedule

Section 4.1       Rentable Area of Building:      39,514 Square Feet (See
                                                  Exhibit "B")
                  Tenant's Rentable Square Feet:  39,514 Square Feet
                  Rentable Area of Park:          13,951 Square Feet (See
                                                  Exhibit "A")
                  Tenant's Share of Building:     100%
                  Tenant's Approximate Share
                  of Park:                        32%
                  Lease Type:                     Net, Net, Net

Section 6. 1      Use:                            Corporate Headquarters,
                                                  General Office, Research and
                                                  Development, and Manufacturing
                                                  of Medical Products

Section 26.1       Security Deposit:              $29,635.50

Section 28.1      Listing Broker:                 CB Commercial Real Estate
                                                  Group, Inc.
                  Procuring Broker:               Grubb & Ellis Company
                  Commission Payable to Listing
                    Broker:                       $81,693.90

                  The Basic Lease information and the Lease are and shall be construed as a single instrument. Each reference in this Lease to any of the terms and information set forth in the Basic Lease Information shall mean the respective terms and information hereinafter set forth, which terms and

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                                  RENT SCHEDULE

                                 (SEE ADDENDUM)


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                                INDUSTRIAL LEASE

     This Lease is made and entered into as of the Lease Date by and between Landlord and Tenant.

                                   WITNESSETH:

     Landlord and Tenant hereby covenant and agree as follows:

     1.   Premises and Common Areas

          1.1 Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises in the Building included in the Park more particularly described in Exhibit "A" attached hereto, such Premises comprising the area substantially as shown on the floor plan or plans that have been signed by Landlord and Tenant and that are attached hereto as Exhibit "B".

          1.2 Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the non-exclusive use of all areas and facilities outside the Premises and within the exterior boundary line of the Park that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Park and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, drives, walkways, roadways, trash areas and landscaped areas (herein called "Common Areas").

          1.3 Tenant shall have the right, for the benefit of Tenant and its employees, customers and invitees, to the use of the number of vehicle parking spaces specified in the Basic Lease information on those portions of the Common Areas designated for parking by Landlord from time to time. Such spaces shall be used by all tenants of the park on an unassigned basis.

     2.   Term

          2.1 The Premises are leased for the Term to commence on the Commencement Date and end on the Expiration Date, unless the Term shall sooner terminate as hereinafter provided.

          2.2 If, on or prior to the Commencement Date, Landlord fails to deliver possession of the Premises, either (a) because Landlord's Work (as hereinafter defined in Article 5) shall not have been substantially completed, or (b) because a previous occupant is holding over, or (c) because of any other cause or reason beyond the reasonable control of Landlord, then the following provisions shall apply: (i) the Term shall not commence on the Commencement Date set forth in the Basic Lease Information by shall, instead, commence on a revised Commencement Date fixed by Landlord in a notice to Tenant, which notice shall state that the Premises are, or prior to the commencement date fixed in such notice will be, substantially completed and ready for occupancy by Tenant; provided, however, that Landlord may from time to time, by notice to Tenant, change the commencement date fixed in a prior notice; (ii) neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, except that the Term shall begin as provided in clause (i) above; (iii) Tenant shall have no claim against Landlord because of Landlord's failure to deliver possession of the Premises on the date originally fixed therefor, except Tenant shall commence payment of Rent upon the revised Commencement Date, and (iv) in no event shall the expiration date of the Term be extended beyond the Expiration Date.

          2.3 Notwithstanding anything to the contrary herein contained, in the event that the Term shall not have commenced on or before such date as shall be thirty (30) days from the original Commencement Date, then Tenant shall have the right to terminate this Lease and both parties shall be released from all obligations hereunder. Consequently, upon execution of this Lease, Landlord shall use its best efforts to cause ParCom, ("ParCom"), to enter into a sublease (the Sublease") with Tenant ("Tenant"), in the form and on the terms of Exhibit D attached hereto, whereby Tenant will sublease to ParCom a portion of the Premises as more particularly described in the Sublease (the "Subleased Premises"). Landlord hereby consents to the Sublease from Tenant to ParCom. By September 6, 1995 Landlord will use its best efforts to cause Coded to deliver possession of the Subleased Premises to ParCom and Tenant. On or before October 23, 1995, Landlord shall use its best efforts to (i) cause Coded to completely vacate the entire Premises, and (ii) deliver possession of the entire Premises to Tenant in the condition required by this Lease.

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     Landlord and Tenant acknowledge that one of the major inducements to Tenant entering into this Lease is that Landlord has stated that Landlord will use its best efforts to deliver possession of the Premises in a timely manner. Landlord and Tenant further acknowledge that if Landlord is unable to deliver possession of the Premises in a timely manner, Tenant will suffer significant injury and will not receive the benefits of its bargain.

     Accordingly, in addition to Tenant's termination right as provided above in this Section, if, by November 2, 1995, Landlord for any reason either fails to cause Coded to fully vacate the entire Premises or Landlord fails to deliver possession of the entire Premises to Tenant in the condition required by this Lease, then for each day after November 2, 1995 that Coded remains in possession of all or any part of the Premises or that Landlord has not delivered possession of the entire Premises to Tenant in the condition required by this Lease, (i) Landlord shall pay to Tenant, on a daily basis, One Thousand Dollars and No/100 ($1,000.00) ("Daily Fee"), (ii) the Commencement Date shall be delayed by one day, (iii) the free Base Rent period (currently running from the Commencement Date of November 2, 1995, until March 18, 1996) shall be extended by one day, and (iv) the free Additional Charge period (currently running from the Commencement Date of November 2, 1995, until December 18, 1995) shall be extended by one day, provided, however, upon Tenant's exercise of its termination right provided for above, the Daily Fee shall cease to accrue.

          2.4 In the event permission is given to Tenant to enter or occupy all or a portion of the Premises prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease.

          2.5 It is agreed that by occupying the Premises as a tenant, Tenant formally accepts same and acknowledges that the Premises are in the condition provided for hereunder.

     3.   Rent; Consumer Price Index; Additional Charges

          3.1 Tenant shall pay to Landlord during the Term the Rent, which sum shall be payable by Tenant in equal consecutive Monthly Installments on or before the first day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or such other place as Landlord shall designate, without any prior demand therefor and without any abatement, deduction or setoff whatsoever. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated on a daily basis based upon a thirty
(30) day calendar month.

          3.2  See Addendum Article 1, Rent Schedule.

          3.3 Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease (herein called "Additional Charges"), including, without limitation any increase in the Rent resulting from the provisions of Article 4. All such amounts and charges shall be payable to Landlord at the place where the Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in payment of Rent. If Tenant pays Rent by personal check and two (2) of such checks are returned to Landlord marked "NSF" in any consecutive six (6) month period, then Tenant shall thereafter pay all Rent and Additional Charges in cash or by cashier's check.

          3.4  Notwithstanding any other provisions of this Lease, including section 3.5 and section 17.1, Tenant will have one time grace period for payment of rent late. Thereafter, any rent paid later than five (5) days after the due date shall be delinquent and constitute a default under this Lease, causing a five percent (5%) late charge to be assessed as additional rent and will be due within five (5) days. Should Tenant not have made payment within fifteen (15) days of the due date, an additional five percent (5%) late charge will be due and payable within five (5) days. Should Tenant not have made payment within thirty (30) days of the due date, another five percent (5%) late charge will be added and become due and payable within five (5) days, for a total equal to five percent (5%) of the delinquent rent as late charges for the thirty (30) day period.

               Such late payment charges are hereby agreed upon by Landlord and Tenant to be a reasonable estimate of Landlord's actual damages including additional administrative costs and expenses and detriment to Landlord's ability to meet its own obligations relating to the Building in a timely manner. The actual cost and damages to Landlord in each such instance of collecting overdue Rent is extremely difficult, if not impossible, to determine. Such late payment charges shall constitute

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liquidated damages to compensate Landlord for its damages resulting from failure to pay such amounts when due and not a penalty. Such late payment charges shall not constitute any waiver by Landlord of additional damages that may result from Tenant's default and shall not be and exclusive remedy.

          3.5  Notwithstanding any other provisions of this Lease, including
Section 17.1, any installment of Rent or Additional Charges not paid to Landlord when due hereunder shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate of ten percent (10%). The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

     4.   Additional Charges for Taxes and Common Expenses (See Addendum of
Lease)

          4.1 For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth:

               (a) "Computation Year" shall mean each twelve (12) consecutive month period commencing January I of each year during the Term.

               (b) "Rentable Area" shall be computed in the manner set forth in Exhibit "C" attached hereto.

               (c) "Tenant's Share" shall mean the percentage figure so specified in the Basic Lease information. Tenant's Share has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Park and, in the event that either the Rentable Area of the Premises or the total Rentable Area of the Park is changed, Tenant's Share will be appropriately adjusted by Landlord, which adjustment shall be conclusive and binding on Tenant and, as to the Computation Year in which such change occurs, for purposes of this Article 4, Tenant's Share shall be determined on the basis of the number of days during such Computation Year at each such percentage.

               (d) "Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Park or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Park or such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Park, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Park or on the use or occupancy of the Park or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the park that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for or as an addition to, as a whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for or as an addition to, as a whole or in part, any other -tax that would otherwise constitute a Tax. Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. If any Taxes are specially assessed by reason of the occupancy or activities of one or more tenants and not the occupancy or activities of the tenants as a whole, such Taxes shall be allocated by Landlord to the tenant or tenants whose occupancy or activities brought about such assessment.

               (e) "Common Expenses" shall mean the aggregate amount of (i) the total costs and expense paid or incurred by Landlord in connection with the operation, repair and maintenance of the Common Areas, the Building and the Park, including, without limitation, parking areas, loading and unloading areas, trash areas, roadways, driveways, walkways, landscaped areas, striping, bumpers, lighting facilities, fences and gates, (ii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and other insurance obtained by Landlord in connection with the Park and the deductible portion of any insured loss otherwise covered by such insurance, (iii) the cost of trash disposal services, (iv) the cost of maintaining tenant directories, (v) the cost of operating, repairing and maintaining life safety systems, including, without limitation, sprinkler systems, (vi) the cost of security services, if provided by Landlord, (vii) the cost of water, electricity, gas and any other utilities used in connection with the operation, maintenance and repair

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of the Common Areas, (viii) permits, licenses and certificates necessary to operate the Park, (ix) legal, accounting and consulting fees and expenses, (x) management fees (the property management fee shall be a percentage of Rent and Additional Charges), and administrative expense related to Park (xi) the cost and repair of any capital improvements (including but not limited to roofs) made to the Park, after completion of its construction, as labor-saving device or to effect other economies in the operation or maintenance of the Park, or made to the Park after the date of this Lease, that are required under any governmental law or regulation that was not applicable to the Park at the time that permits for the construction thereof were obtained, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvement, (xii) the cost of any other service generally provided to the tenants of the Park by Landlord, and (xiii) one cent per month per square foot of rentable space in the Premises to a reserve for roof replacement. The computation of Common Expenses may be made in accordance with generally accepted accounting principles. The common expenses and budget are defined and agreed to per Exhibit 'C' attached to the lease. Expenses may be adjusted to reflect a ninety-five percent (95%) occupancy of the Park during any period in which the Park is not at least ninety-five percent (95%) occupied. Increases in operating expenses are capped per the terms and conditions delineated in Article 1 of the attached lease addendum.

          4.2 Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12) of Tenant's share of the Taxes for each Computation Year on or before the first day of each month during such Computation Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Computation Year. Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Taxes for such Computation Year, and Tenant's Share of such Taxes. If the actual Taxes for such Computation Year exceed the estimated Taxes paid by Tenant for such Computation Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Taxes within fifteen (15) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Computation Year shall exceed the actual Taxes for such Computation Year, such excess be credited against the next installments of Taxes due from Tenant to Landlord hereunder.

          4.3 Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12) of Tenant's Share of the Common Expenses for each Computation Year on or before the first day of each month of such Computation Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Computation Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Common Expenses for such Computation Year and Tenant's Share of such Common Expenses. If the actual Common Expenses for Computation Year exceed the estimated Common Expenses paid by Tenant for such Computation Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Common Expenses within fifteen (15) days after the receipt of Landlord's Expense Statements, and if the total amount paid by Tenant for any such Computation Year shall exceed the actual Common Expenses for such Computation Year, such excess shall be credited against the next installments of the estimated Common Expenses due from Tenant to Landlord hereunder. Except for Landlord's Expense Statement, Landlord shall have no obligation to furnish to Tenant outside of Landlord's offices, access to any of Landlord's documents, books, or records. If Tenant disputes the accuracy of Landlord's Expense Statement, Tenant may upon ten (10) days prior written request to Landlord review at Landlord's office such records as relate directly to the expenses contained in Landlord's Expense Statement and no others.

          4.4 If the Commencement Date Shall occur on a date other than the first thirty of a Computation Year, Tenant's Share of Taxes and Common Expenses for the Computation Year in which the Commencement Date occurs shall be in the proportion that the number of days from and including the Commencement Date to and including the last day of the Computation Year in which the Commencement Date occurs bears to 365. Similarly, if the Expiration Date shall occur on a date other than the last day of a Computation Year, Tenant's Share of Taxes and Common Expenses for the Computation Year in which the Expiration Date occurs shall be in the proportion that the number of days from and including the first day of the Computation Year in which the Expiration Date occurs to and including the Expiration Date bears to 360. Notwithstanding the foregoing, Landlord may, pending the determination of the amount of Taxes and Common Expenses for such partial Computation

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Year, furnish Tenant with Statements of estimated Taxes, estimated Common
Expenses, and Tenant's Share of each thereof for such partial Computation Year. Within fifteen (15) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Charges, the amount of Tenant's Share of such Taxes and Common Expenses. After such taxes and Common Expenses have been finally determined and Landlord's Tax Statement have been furnished to Tenant pursuant to Sections 4.2 and 4.3 hereof, respectively, and if there shall have been an underpayment of Tenant's Share of Taxes or Common Expenses, Tenant shall remit the amount of such underpayment to Landlord within fifteen (15) days after the issuance of such statements.

     5.   Construction of the Building, Premises and Common Areas

          5.1 Landlord hereby consents and approves Tenant's space plan and tenant improvement plan as described in Exhibit 'G' attached hereto.

          5.2 The manner in which the Common Areas are maintained and operated and the expenditures therefore shall be at the sole discretion of Landlord, and the use of such areas and facilities shall be subject to such reasonable and non-discriminatory rules and regulations, attached as Exhibit 'E' to the lease, including without limitation the provisions of any covenants, conditions and restrictions (CC&R's are also attached to the lease as Exhibit 'F') affecting the Park, as Landlord shall make from time to time. Landlord shall not be responsible for the nonperformance of any such rules and regulations or covenants, conditions and restriction by any other tenant or occupant of the Park.

          5.3 The purpose of attached Exhibit 'A' is only to show the approximate location of the Premises and the Building and such Exhibit is not meant to constitute an agreement as the construction of the Premises, the rentable area thereof or the specific location of the Common Areas or the elements thereof or of the access ways to the Premises or the Park. Provided that Landlord does not unreasonably interfere with Tenant's business and quiet use and enjoyment of the Premises, Landlord hereby reserves the right, at any time and from time to time, to (a) make alteration in or additions to the Park and the Common Areas including, without limitation, constructing new buildings, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscaped areas and sidewalks, (b) close temporarily any of the Common Areas for maintenance purposes as long as reasonable access to the Premises remains available, (c) designated property outside the Park to be part of the Common Areas, (e) use the Common Areas while engaged in making alteration in or additions or repairs to the Park, and (f) change the arrangement and location of entrances or passageways, corridors, stairs, toilets and public parts of the Building.
Tenant agrees that no diminution of light, air or view by any structure that may be erected in the Park after the Lease Date shall entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Any alteration, modification, change in use or location of common area is permissible by Landlord subject to tenant's approval which will not be unreasonably withheld and subject to not interfering or impairing tenant's use of Premises and/or common area.

          5.4 Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Park, as long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the use of the Premises by Tenant or Tenant's business. At Landlord's request, Tenant shall join in the execution of any of the aforementioned documents. The Building and the Park may be known by any name that Landlord may choose, which name may be changed from time to time in Landlord's sole discretion.

          5.5 Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard services or other security measures for the benefit of the Premises or the Park. Tenant assumes all responsibility for the protection of Tenant, its employees, suppliers, shippers, customers and invitees and the property of Tenant and of Tenant's employees, suppliers, shippers, customers and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Park or any part thereof, in which event the cost therefore shall be included within the definition of Common Expenses, as set forth in
Section 4.1(e).

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     6.   Conduct of Business by Tenant

          6.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the use specified in the Basic Lease Information and for no other use or uses without the prior written consent of Landlord.

          6.2 Tenant may vacate the Premises at any time during the term, provided Tenant is and continues to be current on all obligations.

          6.3 Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the use specifically set forth in Section 6.1, or in any manner that, in Landlord's judgement, would adversely affect or interfere with (a) any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Park, (b) the proper and economical rendition of any such service, (c) the use or enjoyment of any part of the Park by any other tenant or occupant, or (d) any agreement between Landlord and any other tenant.

          6.4  The parking spaces to be provided to Tenant pursuant to Section
1.3 shall be used for parking only by vehicles no larger than full-sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section 6.3, Landlord shall have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away the vehicle involved without prior notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within ten (10) days after delivery to Tenant of bills therefor.

          6.5 Tenant shall not store any property in the Common Areas without prior written consent of Landlord. In the event that any unauthorized storage shall occur, Landlord shall have the right, in addition to all other rights and remedies that Landlord may have under this Lease, to remove the property without prior notice to Tenant, and the cost thereof shall be paid by Tenant to Landlord within ten (10) days after delivery to Tenant of bills therefor.

          6.6 Tenant shall not commit, or suffer to be committed, any waste on the Premises, nor shall Tenant maintain, commit, or permit the maintenance or commission of any nuisance on the Premises for any unlawful purpose.

     7.   Alterations and Tenant's Property

          7.1 Tenant shall make no alterations, installations, additions or improvements whether structural or nonstructural (herein collectively called "Alterations") in or to the Premises in excess of $25,000.00 without Landlord's prior written consent which shall not be unreasonably withheld. Tenant shall submit such information as Landlord may require, including without limitation,
(i) plans and specifications for the Alterations, (ii) permits, licenses and bonds and (iii) evidence of insurance coverage in such types and amounts and from such insurers as Landlord reasonably deems satisfactory. All Alterations shall be done at Tenant's expense, at such times and in such manner as Landlord may designate, and only by such contractors or mechanics as are approved by Landlord, which shall not be unreasonably withheld. In no event shall any Alterations affect the structure of the Building or its exterior appearance or diminish the value of the Premises. Landlord and Tenant shall pay equally (50/50) the space planning fees only for Cynthia Ericson of Ericson & Associates. The expenses incurred after space planning has been completed will be borne solely by the Tenant.

          7.2 All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord except for the special purpose tenant improvements installed by Tenant. Any furnishings and personal property installed in the premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein sometimes called "Tenant's Property". Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord. Tenant shall not install any machines or equipment which cause vibration, noise, heat or cold that may be transmitted to the structure of the Building or any other premises therein without Landlord's prior written consent, which consent which will not be unreasonably withheld.

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          7.3  Any of Tenant's Property, or any improvements made on the
Premises without Landlord consent that are remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, become the property of Landlord.

          7.4 Landlord shall have the right at all time to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least thirty (30) business days notice of commencement of any construction on the Premises.

     8.   Repairs

          8.1 Except for damage caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant, or any of its employees, suppliers, shippers, customers or invitees, in which event Tenant shall repair the damage, Landlord, at Landlord's cost and expense, subject to reimbursement pursuant to Article 4, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas. Landlord shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, or plate glass of the Premises except for the gross negligence or intentional misconduct of Landlord or its officers, directors, employees, contractors, agents, or representatives. Landlord shall not be liable for, and except as provided in Article 13 hereof, there shall be no abatement of Rent with respect to, any in jury to or interference with Tenant's business arising from any repair, maintenance, alteration or improvement in or to (a) any portion of the Park or the Building, including the Premises, or (b) the fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar, law, statute or ordinance now or hereafter in effect.

          8.2 Subject to the provisions of Section 8.1, Tenant, at Tenant's cost and expense, shall make all repairs and replacements as and when Landlord deems necessary to preserve in good working order and condition the Premises and every part thereof, including, without limitation, all plumbing, heating, ventilating, and air conditioning systems, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, windows, doors, plate glass and skylights located within the Premises provided however, that in no event shall Tenant be required to (i) make any improvements or physical alterations (structural or non-structural to the Premises unless required by law), or (ii) remove any improvement or material provided not caused or installed by Tenant (including, but not limited to, any hazardous materials) that is present on the premises as of the date Tenant takes possession of the Premises. At Landlord's option, either Tenant shall procure and maintain, at Tenant's expense, a ventilation and air conditioning system maintenance contract satisfactory to Landlord, or Landlord shall procure and maintain a ventilation and air conditioning system maintenance contract. If Landlord elects to procure and maintain the ventilating and air conditioning system maintenance contract, Tenant shall pay to Landlord from time to time, within ten (10) days after delivery of a statement therefor, the cost of such contract.

          8.3 All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, (d) so as not to cause depreciation in the value of the Premises, and (e) in accordance with the rules and regulations for the Park adopted by Landlord from time to time in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises and the Park.

     9.   Liens

          9.1 Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant with interest at the rate of ten percent (10%) from the date of payment and shall be due and payable to Landlord by Tenant on demand.

     10.  Compliance with Laws and Insurance Requirements

          10.1 Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, except that Tenant shall not be required to make any structural Alterations in order to comply unless such Alterations shall be necessitated or occasioned, as a whole or in part, by the act, omission or negligence of Tenant or any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, or by the use of occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Any work or installation made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this
Article 10 shall be made in conformity with, and subject to the provisions of,
Section 8.3. Tenant shall not be made to remove any improvement or material (including, but not limited to, any hazardous materials) that is present on the Premises as of the date Tenant takes possession of the Premises.

          10.2 Tenant shall not do anything, or permit anything to be done, in or about the Premises that shall (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or the Park or any property located therein, (b) result in a refusal by fire insurance companies of good standing to insure the building or the Park or any such property in amounts reasonably satisfactory to Landlord, (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in or about the Premises, (d) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Term or at any time thereafter or (e) be in violation of any certificate of occupancy for the Building. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations and requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and of any similar body that shall hereafter perform the function of such Association. Tenant shall not be made to remove any improvement or material (including, but not limited to, any hazardous materials) that is present on the Premises as of the date Tenant takes possession of the Premises.

     11.  Subordination

          11.11 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building or the Park or both, and (b) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which the Building, the Park, any ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause the be subordinated to this Lease any such ground leases or underlying leases or any such liens. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination to this Lease or any ground lease, underlying lease or lien, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Notwithstanding the foregoing, this Lease shall not be subordinate to any future ground lease, mortgage, deed of trust or other security instrument unless the holder of such future ground lease, mortgage, deed of trust or other security instrument executes a nondisturbance agreement, in a form reasonably acceptable to Tenant, providing Tenant the right to quiet use and enjoyment of the Premises on the terms and conditions of this Lease, provided that Tenant is not in default.

          11.2 Landlord will use its best efforts to obtain from all existing holders of ground leases, mortgages, deeds of trust, and other security instruments, a non-disturbance agreement, in a form reasonably acceptable to Tenant, providing Tenant the right to quiet use and enjoyment of the Premises on the terms and conditions of this lease, provided that Tenant is not in default.

     12.  Inability to Perform; Right to Cure

          12.1 If, by reason of the occurrence of any of the events of unavoidable delay specified in Section 5.1, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or of any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, repairs, alterations, additions or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, as a whole or in part or entitle Tenant to any abatement or diminution of Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(l) of the California Civil Code or under any similar law, statute or ordinance nor or hereafter in effect.

          12.2 Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall prosecute the same to completion. All rights to cure provided to Landlord under this Section 12.2 shall also be accorded to any mortgagee or beneficiary under a deed of trust encumbering the Building except for the gross negligence or intentional misconduct of Landlord or its officers, directors, employees, contractors agents, or representatives. Landlord shall not be liable for any injury or damage to persons or property resulting from loss, theft, explosion, falling plaster, cessation or variation or shortage or interruption of services or utilities, steam, gas, electricity, earthquake, acts of God, rain or water or dampness from any source or any other cause whatsoever, except for the gross negligence or intentional misconduct of Landlord or its officers, directors, employees, contractors agents, or representatives. Without limiting the generality of the foregoing, in no event shall Landlord be liable for damages by reason of loss of profits, business interruptions or other consequential damages. If, after notice and expiration of the cure periods set forth in the Lease, Landlord fails to perform any obligation to be performed by Landlord pursuant to the Lease, then Tenant may perform or cause to be performed such obligations and deduct the cost of said obligations first from Additional Charges owed by Tenant under the Lease, and then, to the extent said costs exceed the monthly Additional Charges, from the Rent. In performing Landlord's obligations pursuant to the preceding sentence, Tenant shall perform such obligations in a manner and to the extent consistent with commercially reasonable practice consistent with other landlord's of similar buildings in the area.

     13.  Destruction

          13.1 If the Premises shall be damaged by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Building, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty; provided, however, that Landlord shall have not obligation to repair any damage to or to replace Tenant's Property, Alterations or any other property or effects of Tenant. Except as otherwise provided in this Article 13, if the entire Premises shall be rendered untenantable by reason of any such damage, Rent and Additional Charges shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, Rent and Additional Charges shall abate for such period in the proportion that the area of the part of the Premises so rendered untenantable bears to the total area of the Premises; provided, however, if prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which Rent and Additional Charges shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.

     If, within four (4) months from receipt of building permits, Landlord does not make all repairs required by Section 13 and deliver possession of the Premises to Tenant in a condition reasonably acceptable to Tenant, then Tenant may terminate this Lease as of the date of the occurrence of such damage by giving Landlord written notice. Landlord shall proceed diligently and in good faith to obtain all required building permits and to repair the Premises. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty shall excuse the performance by Landlord of its obligations under the preceding two sentences for a period equal to the prevention, delay or stoppage; provided that Landlord shall have given Tenant written notice thereof within five (5) days of such event causing the prevention, delay or stoppage.

          13.2 Notwithstanding the provisions of Section 13.1, if, prior to or during the Terms, the Premises or the Building (whether or not the Premises shall have been damaged or rendered untenantable) shall be so damaged by fire or other casualty that, in Landlord's option, it is impractical to restore the Premises and/or the Building then, in any of such events Landlord, at Landlord's option, may give to Tenant, within sixty (60) days after such fire or other casualty, thirty (30) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Expiration Date; and Rent and Additional Charges shall be apportioned as of such date and any prepaid portion of Rent or Additional Charges for any period after such date shall be refunded to Tenant.

          13.3 Notwithstanding anything in this Article 13 to the contrary, in no event shall Landlord be required to spend for any repair, replacement or reconstruction of the Premises or the Building an amount greater than the insurance proceeds actually received by Landlord as result of the fire or other casualty causing such loss, damage or destruction.

          13.4 Landlord shall attempt to obtain and maintain, throughout the Term, in Landlord's casualty insurance policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Landlord's casualty insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Landlord shall give Tenant notice thereof. In such event, if Tenant agrees in writing to reimburse Landlord for such additional premium for the remainder of the Term Landlord shall require the inclusion of such or similar provisions by Landlord's casualty insurance carriers. As long as such or similar provisions are included in Landlord's fire insurance policies then in force, Landlord hereby waives (a) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (b) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's casualty insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Landlord to Tenant, be deemed of no further force or effect.

          13.5 Except to the extend expressly provided in Section 13.4, nothing in this Lease shall relieve Tenant of any liability under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

          13.6 Notwithstanding the provisions of Section 13.1, if any such damage is due to the negligence of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of Rent of Additional Charges by reason of such damage unless Landlord is reimbursed for such abatement of Rent of Additional Charges pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.

          13.7 The provisions of this Lease, including this Article 13, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Park, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar statute or regulation, now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises, the Building or any other portion of the Park.

     14.  Eminent Domain

          14.1 If all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date of the vesting title or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building or Park is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord or the date of which said vesting or dispossession will occur.

          14.2 Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same of any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, or the interruption of or damage to Tenant's business if such award is made separately to Tenant and not as part of the damages recoverable by Landlord.

          14.3 In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to
Section 14.1, the Rent and Additional Charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking.

          14.4 If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease; provided, however, the Rent and Additional Charges shall abate during such limited period in proportion to portion of the Premises that is rendered untenantable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire aware made in connection with any such temporary condemnation or other taking.

          14.5 Landlord may agree to sell and/or convey to the condemnor the Premises, the Building or any portion thereof sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding by instituted or, in instituted, pursued to a judgement.

     15.  Assignment and Subletting

          15.1 Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (collectively, "Sublease") or any portion thereof without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld.

          15.2 If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant. Tenant shall reimburse Landlord for Landlord's reasonable counsel fees incurred in connection with the processing and documentation of any requested Assignment of this Lease or Sublease of the Premises, not to exceed $1,000.00.

          15.3 At any time within ten (10) days after Landlord's receipt of the notice specified in Section 15.2, Landlord may by written notice to Tenant elect to (a) Sublease itself the portion of the Premises specified in Tenant's notice,
(b) take an Assignment of Tenant's leasehold estate specified in Tenant's notice hereunder, (c) terminate this Lease as to the portion of the Premises that is specified in Tenant's notice, with a proportionate abatement in Rent (d) consent to the Sublease or Assignment, or (e) disapprove the Sublease or Assignment. In the event Landlord elects to Sublease or take an Assignment from Tenant as described in subsections (a) and (b) above, the rent payable by Landlord shall be the lower of that set forth in Tenant's notice or the Rent and Additional Charges payable by Tenant under this Lease at the time of the Assignment or Sublease (or a proportionate amount thereof representing the portion of the Premises subject to the Assignment or Sublease if less than the entire Premises is subject to the Assignment or Sublease). In the event Landlord elects any of the options set forth in subsections (a), (b) and (c) above, with respect to a portion of the Premises, (i) Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and (ii) Landlord shall have the right to use such portion of the Premises for any legal purpose in its sole discretion and the right to further assign or sublease the portion of the Premises subject to Landlord's election without consent of Tenant. If Landlord consents to the Sublease or Assignment within said ten (10) day period, Tenant may therefore within ninety (90) days after Landlord's consent, but not later than the expiration of said ninety (90) days enter into such Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 15.2. Notwithstanding the foregoing, if Tenant desires to enter into an Assignment or Sublease of twenty-five percent (25%) or less of the Premises, Landlord shall only have the right to elect one of the options set forth in subsections (d) or (e) of this Section.

          15.4 No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this
Article 15 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.

          15.5 Any sale or other transfer, including transfer by consolidation, merger or reorganization, of more than 50% of Tenant's voting stock shall be an Assignment for purposes of this Article 15 if as a result of such sale or other transfer Tenant's net worth is materially reduced.

Notwithstanding the foregoing, Tenant may, upon written notice to Landlord, but without obtaining Landlord's consent, assign the Lease or sublet all or any portion of the Premises to (i) any entity formed by Tenant, provided that Tenant owns or beneficially controls a majority of the outstanding ownership interest in such entity, (ii) any parent or subsidiary entity of Tenant, (iii) any person or entity that acquires all or substantially all of Tenant's assets or capital stock, provided that the acquiring person or entity has a net worth equal to or greater than that of Tenant, or (iv) any entity with which Tenant merges or consolidates, regardless of whether Tenant is the surviving entity, provided that the surviving entity has a net worth equal to or greater than that of Tenant. In addition, neither an Assignment nor a Sublease shall include, and Landlord's consent shall not be required for, (i) any sale or transfer of 50% or less of Tenant's voting shares, (ii) any sale or transfer of more than 50% of Tenant's voting shares, if as a result of such sale or other transfer Tenant's net worth is not materially reduced, (iii) the issuance of new shares, provided that the transferees of such new shares do not, in the aggregate, own or control more than 50% of Tenant's voting shares, or, if such transferees own or control, in the aggregate, more than 50% of Tenant's voting stock, then Tenant's net worth has not materially decreased, or (iv) in the event of any public offering by Tenant, or if Tenant is a public company, any sale or other transfer of any shares of Tenant's capital stock.

          15.6 Each assignee, sublessee, other transferee, other than Landlord, shall assume, as provided in this Section 15.6, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the Assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 15.6, but the failure or refusal of the assignee to execute such instrument of assumption shall not release of discharge the assignee from its liability as set forth above.

          15.7 Tenant shall pay Landlord's expenses, but in no event will it exceed more than $1,000, for each such proposed transfer to cover the legal review and processing expenses of Landlord, whether or not Landlord shall grant its consent to such proposed transfer.

     16.  Utilities

          16.1 Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied for the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay, at Landlord's option, either Tenant's Share or a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other Premises in the Building. Landlord makes no representation with respect to the adequacy or fitness of the air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any equipment, and Landlord shall have no liability for loss or damage in connection therewith.

          16.2 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory controls or guidelines on Landlord or the Park or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations to the Building or any other part of the Park in order to comply with such mandatory controls or guidelines, Landlord may, in its sole discretion, require Tenant to comply with such mandatory controls or guidelines or Landlord may, in its sole discretion, make such alterations to the Building or any other part of the Park related thereto. All costs incurred by Landlord in connection with such laws, ordinances, guidelines or controls, including alterations to the Building or other portions of the Park, shall be a Common Expense and assessed to the tenants of the Park. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent and Additional Charges reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

     17.  Default

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

          17.1 The failure of Tenant to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon the expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of three (3) days from the date of written notice to cure any default in the payment of Rent or Additional Charges; provided, however, that the obligation of Tenant to pay a late charge pursuant to Section 3.4 or interest pursuant to Section 3.5 shall commence as of the due date of the Rent and Additional Charges and not on the expiration of such three-day period. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default other than the payment of Rent or Additional Charges that cannot reasonably be cured within ten (10) days, the default shall not be deemed to be uncured if Tenant commences to cure with ten (10) days from Landlord's notice and continues to prosecute diligently the curing thereof to completion within a reasonable time.

          17.2 Upon the occurrence of a default by Tenant that is not cured by Tenant within the grace periods specified in Section 17.1 hereof, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

               (a)  The rights and remedies provided by California Civil Code
Section 1951.2 to recover from Tenant upon termination.

                    (i) The worth at the time of award of the unpaid Rent which had been entered at the time of termination;

                    (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided;

                    (iii) Subject to Subdivision (c) of the California Civil Code Section 1951.2, the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonable avoided; and

                    (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth" at the time of award of the amounts referred to in clauses (i) and
(ii) of this Section 17.2(a) shall be computed by allowing interest at the Prime Rate. The worth at the time of the award of the amount referred to in clause
(iii) of this Section 17.2(a) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

               (b)  The rights and remedies provided by California Civil Code
Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and Additional Charges as they become due, for as long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection (b) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

               (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

               (d) The right and power, as attorney-in-fact for Tenant to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and

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

apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations in and repairs to the Premises. Upon each such subletting (i) Tenant shall be immediately liable for payment to Landlord of, in addition to Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Rent and Additional Charges for the period of such subletting (to the extent such period does not exceed the Term) exceed the amount to be paid as Rent and Additional Charges for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting and Additional Charges due hereunder from Tenant to Landlord; second, to repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this
Section 17.2(d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election of Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

               (e) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section 17.2(d).

     18.  Insolvency or Bankruptcy

          18.1 The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action voluntarily taken by or instituted against Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, or if Tenant shall admit in writing its inability to pay its debts or shall generally not be paying its debts as they mature, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

     19.  Fees and Expenses, Indemnity

          19.1 If Tenant shall default in the performance of its obligations under this Lease, Landlord, at any time thereafter and without notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.

          19.2 Tenant agrees to indemnity Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including, without limitation, penalties, fines and counsel fees, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including, without limiting the generality of the foregoing, (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, (c) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or through or under Tenant, or of the employees, suppliers, shippers, customers, or invitees of Tenant or any such person, in, on or about the Premises or the Park, whether prior to, during, or after the expiration of, the Term including, without limitation, any act, omission or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify Landlord, Landlord's agents, and the Lessor or Lessors under all ground or underlying leases, against and hold them harmless from any and all loss, cost, liability, damage and expense including, without limitation, counsel fees incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence.

          19.3 Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Park or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or from any damage to or loss of property within the Premises from any causes whatsoever, including theft.

          19.4 Except where a longer or shorter period is specifically provided for in this Lease for a particular expenditure, Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant's account pursuant to the provisions of Section 19.1; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 19.2; and (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees in collecting or attempting to collect the Rent, any Additional Charges or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law. Tenant's obligations under this Section 19.4 shall survive the expiration or sooner termination of the Term.

     20.  Access to Premises

          20.1 Landlord reserves and shall at all times have the right, upon 24 hour notice (except in emergencies) to enter the Premises at all reasonable times to inspect same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Park, without abatement of Rent or Additional Charges, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open all doors in, upon and about the premises in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

     21.  Notices

          21.1 Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, request or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (a) to Tenant (i) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Park if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord's address set forth in the Basic Lease Information, or
(c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 21.1. Any such bill,

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

statement, notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or beneficiary under a deed of trust, or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee, beneficiary or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to it.

     22.  No Waiver; No Oral Modification

          22.1 No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing of becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check, no letter accompanying any check or other payment of Rent or Additional Charges in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Charges or to pursue any other legal remedy.

          22.2 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other existing or subsequent breach thereof.

          22.3 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interest in the Park and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

     23.  Tenant's Certificates

          23.1  Tenant, at any time and from time to time upon not less than ten
(10) days prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor, beneficiary under a deed of trust or mortgagee of any part of the Park, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by landlord in the performance of its obligations under this Lease (and, if so, specifying same),
(f) the dates, if any, to which the Rent and Additional Charges and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Section 23.1 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor, beneficiary or mortgagee of any part of the Park.

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

     24.  Tenant's Financial Condition

          24.1 Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the financial condition of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to Landlord, or any lender or lender representative, designated by Landlord, any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

     25.  Tax on Tenant's Personal Property

          25.1 Prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures, and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase is assessment. Tenant shall have the right, at Tenant's sole cost and expense, to protest or contest, in the name of Landlord or otherwise, any tax or assessment, or any increase in any tax or assessment, levied on the Premises, but Tenant shall have no right to direct Landlord not to pay any tax or assessment before it becomes delinquent pending final determination of the protest or contest unless Tenant deposits with Landlord (a) the full amount of the tax or assessment, plus (b) the amount of penalty that will be imposed on the Premises for failure to pay the tax or assessment before it becomes delinquent, and (c) one year's interest at the rate charged by the government entity imposing the tax or assessment on the amount of the tax or assessment. The portion of real estate taxes payable by Tenant pursuant to this Section 25.1 and by other tenants of the Park pursuant to similar provisions in their leases shall be excluded from Taxes for purposes of computing the Additional Charges to be paid pursuant to Article 4.

     26.  Security Deposits

          26.1 By execution of this Lease, Landlord acknowledges receipt of Tenant's Security Deposit for the faithful performance of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may, without waiving any of Landlord's other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 17, apply the Security Deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will within thirty (30) days following the termination hereof return said sum to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall replenish the Security Deposit to the original amount within ten (10) days after notice. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit. Upon any sale or transfer of its interest in the Building, Landlord must transfer the Security Deposit to its successors in interest (minus any lawful deductions, if any, made) and notify Tenant of such transfer and of the name and address of the transferee or return to Tenant the portion of such deposit remaining after any lawful deductions, if any, have been made. Thereupon, Landlord shall be released from any liability or obligation with respect thereto. If Tenant fails to pay Rent or Additional Charges when due more than two (2) times in any consecutive six month period, then Tenant shall immediately increase the amount of the Security Deposit by an amount equal to one month's Rent and/or at the option of Landlord Tenant shall immediately pay the next ensuing three month's Rent in advance. In addition, Landlord shall be compensated at $100 per hour each hour or part of an hour that Landlord personnel may spend in enforcing the obligations of this Lease or because of involvement of Landlord in third party litigation or claims against or involving Tenant.

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

     27.  Authority

          27.1 If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence satisfactory to Landlord confirming that foregoing covenants and warranties.

     28.  Broker

          28.1 Broker's Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 28.3, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum of $81,693.90 for services rendered to Landlord by Landlord's Broker in this transaction.

          28.2 Protection of Brokers. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Section. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

          28.3 Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: CB Commercial Real Estate Group, Inc., who represents Twenty-Seven M.H., Inc. and Grubb and Ellis Company, who represents UniFET, A California Corporation. In the event that CB Commercial represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

     29.  Liability of Landlord

          29.1 The liability of Landlord hereunder or in connection with the Premises, the Building or the Park shall be limited to its interest herein, and in no event shall any other assets of Landlord or any constituent partner of Landlord be subject to any claim arising out of or in connection with the Lease or the Park.

     30.  Attorney's Fees

          30.1 In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the basis of the dispute shall be settled by judicial proceeding and the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, Court costs and attorneys' fees. If Landlord is required to retain the services of an attorney to collect Rent or Additional Charges or enforce other provisions of this Lease, even if no judicial proceeding is commenced, Tenant shall pay Landlord, Landlord's actual attorney's fees and costs incurred in connection with such enforcement.

     31.  Surrender and Holding Over

          31.1 Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 8, ordinary wear and tear and the provisions of Article 13 excepted.

          31.2 Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at one hundred ten percent (110%)

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

of the Rent herein specified (prorated on a monthly basis), unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified as far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to re-enter the Premises as provided in Article 17 hereof.

     32.  Quiet Enjoyment

          32.1 Upon Tenant's paying the Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages, deeds of trust or ground or underlying leases referred to in Article 11.

     33.  Tenant's Insurance

          33.1 Tenant shall carry at its expense and maintain in force during the Term the following insurance:

               (a) Comprehensive General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis for the benefit of Tenant and Landlord as named insured against claims for "personal injury" liability including without limitation bodily injury, death or property damage liability with a limit of not less than One Million Five Hundred Thousand Dollars ($1,500,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence"; such insurance may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord; and

               (b) Insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the Premises for not less than 100% of the actual replacement value thereof. Such insurance shall provide for a waiver of the insurer's right of subrogation against Landlord.

          32.2 At Landlord's option, Landlord shall procure at Tenant's expense or Tenant shall procure at its expense:

               (a) Fire, Extended Coverage and Vandalism and Malicious Mischief Insurance of the Premises in an amount not less than the full replacement value thereof without Tenant being deemed a co-insurer under the terms of the applicable policy, and against such additional perils and for such other amounts as may from time to time be required by Landlord without deduction for physical depreciation thereof; such insurance on the Premises shall contain the "Replacement Cost Endorsement";

               (b) In the event that such equipment is installed in the Premises, Boiler and Machinery Equipment Insurance in the amount of One Million Dollars ($1,000,000) or such greater amount as Landlord may at any time reasonably require, covering boilers, pressure vessels, pressure piping, all major components of a central air-conditioning or heating system and such additional equipment as Landlord may at any time reasonably require;

               (c) Business Interruption Insurance against loss of income by reason of any hazard covered under the insurance required under subsections (a) and (b) of this Section in an amount sufficient to avoid any co-insurance penalty, but in any event for not less than one year's gross rent from the Premises; and

               (d) Such other insurance as may be reasonably required by Landlord in connection with the Premises or Tenant's activities in the Park.

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

          33.3 All such insurance shall name Landlord as additional insured, shall be effected under policies issued by insurers, shall be in forms and for amounts approved by Landlord and shall provide that Landlord shall receive thirty (30) days written notice from the insurer to any cancellation or change of coverage.

          33.4 Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and Certificates at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within ten (10) days after delivery to Tenant of bills thereof. Nothing contained in this Article 32 shall in any way limit the extent of Tenant's liability under any of the other provisions of this Lease.

     34.  Short Form Lease

          34.1 Tenant agrees to execute, deliver and acknowledge, at the request of Landlord, a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion record this Lease or such short form in the County where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord's prior written consent.

     35.  Waiver of a Jury Trial

          35.1 Landlord and Tenant hereby waive trial by jury in any action or proceeding brought by either of the parties hereto against the other on any matters arising out of or connected with this Lease, the relationship of Landlord and Tenant and Tenant's use or occupancy of the Premises.

     36.  Miscellaneous

          36.1  Use of Terms

               The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine. If there is more than one Tenant, the obligation under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience, and such captions in no way define or limit the scope or intent of any provision of this Lease.

          36.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their prospective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by Landlord (or by any subsequent landlord) of its interest in the Building as owner or lessee, including any transfer by operation of law, Landlord (or subsequent landlord) shall be relieved of all obligations of liabilities under this Lease, and all obligations or liabilities shall be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations and liabilities. A lease of the entire Building to a person other than for occupancy thereof shall be deemed a transfer within the meaning of this Section 36.2.

          36.3  Severability

               If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, and in Landlord's opinion such invalid or unenforceable provision does not affect the material benefit or right hereunder, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

          36.4  California Law

               This Lease shall be construed and enforced in accordance with the laws of the State of California.

          36.5  Execution by Landlord

               Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          36.6  Merger

               This instrument, including the exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties, and all prior negotiations and agreement are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Park, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

          36.7  No Signs

               Tenant shall not place any sign upon the Premises or the Park without Landlord's prior written consent, which consent may not be withheld unreasonably. Said signage will be per the City of Carlsbad sign criteria and CC&R's of business park. Under no circumstances shall Tenant place a sign on any roof of the Park.

          36.8  Execution of Certificates and Instruments by Tenant

               Provisions in this Lease, including sections 11, 23, and 24, refer to certificates and instruments to be executed by Tenant upon the request of Landlord to facilitate Landlord management and operation of the Park. Provided that Tenant has failed to timely execute and return to Landlord such certificates and instruments after Landlord has (i) sent such certificates and instruments via both facsimile and certified mail, return receipt requested,
(ii) waited five (5) days, and then again sent such certificates and instruments via both facsimile and certified mail, return receipt requested, (iii) waited five (5) days, and then sent two representatives to Tenant's reception area at the Premises and such representatives have asked the receptionist to see first Jerry Mezger, Tenant's President (or the then current president), and then second George Pache, Vice President of Finance (or the then current vice president of finance), and then either of their respective secretaries, and upon personally seeing such person(s) hand-delivered such certificates and instruments and requested that Jerry Mezger or George Pache (or their predecessors) sign such certificates and instruments (of if such person(s) are not available, have left such certificates and instruments with Tenant's receptionist) for Jerry Mezger and George Pache (or their predecessors), and
(iv) waited twenty-four (24) hours and then repeated the procedure just described in subpart (iii), Tenant shall be responsible to Landlord for all damages incurred by Landlord caused by Tenant's failure to timely execute and return to Landlord such certificates and instruments. Tenant shall pay to Landlord, within thirty (30) days, $200 for each time Landlord is required to send representatives to the Premises pursuant to subparts (iii) and (iv) of the preceding sentence because of Tenant's failure to return such certificates and instruments. In the event Tenant fails to execute and return to Landlord any certificate or instrument which by the terms of this Lease Tenant is required to execute, Tenant shall be required to pay to Landlord the sum of $100 as an administrative charge to defray the administrative costs to Landlord caused by such failure. In addition, Tenant appoints Landlord Tenant's attorney-in-fact to execute such certificates or instruments on Tenant's behalf as Tenant's attorney-in-fact if Tenant fails to execute any instrument or certificate within the time limit provided and if no time limit provided, within a reasonable time.

     37.  Hazardous Waste

               (a) Tenant covenants, represents and warrants, that it shall not generate, store, treat, locate, use, release, process or dispose of any hazardous material on or about the

Premises or the Park except in strict accordance with all laws of every governmental entity having jurisdiction over the Premises, the Park and/or the acts of Tenant. Tenant further agrees that it will not use or bring any material containing asbestos on to or about the Premises or the Park.

               (b) Without diminishing the matters set forth above, Tenant shall immediately notify Landlord, both verbally, and as soon as practicable thereafter in writing, of (I) any emission, spill, release, discharge or appearance of any hazardous materials, and/or (II) any correspondence or communication to Tenant or its agents regarding the presence or suspected presence of hazardous materials on or about the Premises or regarding the application of environmental laws to the Premises or Tenant's activities thereon.

               (c) In the event any hazardous materials come onto the Common Areas by any act or omission of Tenant, Tenant shall immediately remove from the Common Areas and dispose of all such materials, in a safe and lawful manner. In the event Tenant breaches any of its obligations and/or covenants in subsection
(a) above, Tenant shall immediately remove from the Premises and dispose of all such hazardous materials in a safe and lawful manner. Moreover, prior to the expiration and/or termination of the Lease, Tenant shall remove any and all hazardous materials introduced to the Premises during Tenant's occupancy, from the Premises (and any adjoining Premises affected by Tenant's use) and dispose of such hazardous materials in a safe and lawful manner. Landlord reserves the right, but not the obligation, to remove any such hazardous materials from the Premises and the Common Areas and may enter on to the Premises to effectuate such removal without liability to Tenant for the removal and disposal thereof or the entrance thereon. Any such acts undertaken by Landlord shall be at Tenant's sole cost and expense, and Tenant shall immediately reimburse Landlord for any and all costs and expenses so incurred, including, without limitation, investigatory and consulting costs and Landlord's overhead.

               (d) Tenant shall indemnify and hold harmless Landlord, its employees, lenders and their agents, for, from and against any and all loss, damage, obligation, penalty, liability, litigation, demand, defense, judgement, suit, proceeding, cost, disbursement, and/or expense (including, without limitation, reasonable investigation, remediation, removal, consulting and legal fees, costs and expense) including but not limited to, any claim or action for injury, liability or damage to persons or property, and any and all claims, investigations, or actions brought by any person, firm, governmental body, or other entity, alleging or resulting from, or arising from, or in connection with, contamination of or adverse effects on the environment, the Premises and/or any other portion of the Park, or adjoining property, or violation or failure to comply with, any environmental law, statute, ordinance rule, regulation, judgement, or order of any government or judicial entity, of and for, from and against any damages, liabilities, costs and penalties assessed as a result of any activity or operation of Tenant or its agents, contractors, employees and invitees on or about the Premises or any other portion of the Park. Without limiting the general survival of Tenant's obligations and liabilities under this Lease following the expiration or termination of this Lease, Tenant's obligations and liabilities under this paragraph shall continue after the expiration or termination of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

               (e) Landlord and Tenant acknowledge that other portions of the Lease, does or may contain restrictions and provisions regarding the same or similar subject matter as this paragraph. In such event, all such provisions shall be read to provide Landlord its greatest protection and indemnity.

               (f) Definition of "hazardous material". As used herein, the term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "hazardous material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste", "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7 or listed pursuant to
Section 25140 of the California Health & Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a "hazardous substance" under
Section 25316 of the California Health & Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act:); (iii) defined as a "hazardous material", "hazardous substance" or "hazardous waste" under Section 25501 of the California Health & Safety Code, Division 20, Chapter 6.95 (Hazardous Substances); (iv) petroleum;

(v) asbestos; (vi) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (vii) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317);
(viii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42, U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Date.

LANDLORD:                               TENANT:

M.H.P.P., Inc.                          UniFET, Inc., a California corporation
5414 Oberlin Drive, Suite 140                          1945 Palomar Oaks Way
San Diego, CA 92121                                    Carlsbad, California
                                                       92009

By:      GARY BOSSTICK                  By:      GEORGE PACHE
     --------------------                    ------------------------------

Its:       AGENT                        Its:       VICE PRESIDENT/CFO
     --------------------                    ------------------------------

Date:    9/5/95                         Date:    9/1/95
     --------------------                    ------------------------------

ADDENDUM TO THAT CERTAIN INDUSTRIAL LEASE AGREEMENT DATED MAY 1, 1995 BY AND BETWEEN M.H.P.P., INC., AS LANDLORD, AND UNIFET, INC., a California corporation, AS TENANT FOR THE BUILDING NO. 6, 1945 PALOMAR OAKS WAY, LOCATED IN THE PALOMAR OAKS TECHNOLOGY PARK.

- --------------------------------------------------------------------------------

1.   RENT SCHEDULE:

     YEAR PERIOD                                  LEASE RATE - BASIC RENT

      1   November 2, 1995 to March 18, 1996      FREE RENT
      1   March 19, 1996 to January 31, 1997      $21,750 Net, Net, Net / Month
      2   February 1, 1997 to January 31, 1998    $25,500 Net, Net, Net / Month
      3   February 1, 1998 to January 31, 1999    $29,635.50 Net, Net, Net /
                                                       Month
      4   February 1, 1999 to January 31, 2000    $29,635.50 Net, Net, Net /
                                                       Month
      5   February 1, 2000 to January 31, 2001    $29,635.50 Net, Net, Net /
                                                       Month

      Additional Charges - (Sectionstion 4 of Lease)

      YEAR                                        ADDITIONAL CHARGE

       1  November 2, 1995 to December 18, 1995   Free
       1  December 19, 1995 to March 18, 1996     17CENTS / Sq. Ft. / Month
                                                       Maximum
       1  March 19, 1996 to January 31, 1997      17CENTS / Sq. Ft. / Month
                                                       Maximum
       2  February 1, 1997 to January 31, 1998    17.85CENTS / Sq. Ft. / Month
                                                       Maximum
       3  February 1, 1998 to January 31, 1999    18.75CENTS / Sq. Ft. / Month
                                                       Maximum
       4  February 1. 1999 to January 31, 2000    19.68CENTS / Sq. Ft. / Month
                                                       Maximum
       5  February 1, 2000 to January 31, 2001    20.66CENTS / Sq. Ft. / Month
                                                       Maximum

     Tenant shall be responsible for the lesser of the actual common area maintenance expenses or the specified amounts stated above for each Lease Year. However, in the event that the actual expenses exceed the maximum amount in any one (1) year, Landlord shall have the right to accrue the unbilled excess and bill this amount in following years as long as the total amount billed does not exceed the maximum.

2.   OPTION TO RENEW:

     As long as Tenant is not in default under the terms of the Lease, and with all cure periods having lapsed, Tenant shall be given three (3) one (1) year options to renew this Lease. The rent for the Option Periods shall be four percent (4%) higher than the basic rent paid in the preceding twelve
     (12) month period and be increased by four percent (4%) every year thereof during the Option Periods. The common area maintenance expenses for the option lease periods will be adjusted in the first option period to establish a new adjusted base amount. Thereafter, future annual increases will be capped at four percent (4%) per annum per option period. Tenant must notify Landlord in writing at least six (6) months prior to expiration of Lease Term for this Option to Renew to be valid. All other terms and conditions shall remain in full force and effect.

3.   PREMISES CONDITION:

     Landlord will deliver the Premises in a clean, operational condition and Landlord shall, at Landlord's sole cost, prior to occupancy, clean interior/exterior Premises, patch and paint walls, replace broken, stained, or damaged ceiling tiles, replace lights and/or ballasts, and clean or replace carpet as determined by both Landlord and Tenant, all on an "as needed" basis. Tenant will improve the space and Tenant will obtain Landlord's approval which will not be unreasonably withheld. Landlord shall ensure heating air conditioning and ventilation (HVAC) is fully operational and properly serviced and that all other utilities and plumbing are fully operational, serviced, and ready for tenant's occupancy.
     Landlord will be solely responsible for the replacement and cost associated with converting current HVAC to non-CFC system and/or units.


- ---------------------------------          -------------------------------------
LANDLORD'S INITIALS                                            TENANT'S INITIALS

ADDENDUM TO THAT CERTAIN INDUSTRIAL LEASE AGREEMENT DATED MAY 1, 1995 BY AND BETWEEN M.H.P.P., INC., AS LANDLORD, AND UNIFET, INC., a California corporation, AS TENANT FOR THE BUILDING NO. 6, 1945 PALOMAR OAKS WAY, LOCATED IN THE PALOMAR OAKS TECHNOLOGY PARK.

     All alterations of the space from its current condition are to be considered Tenant Improvements to the Premises, and all improvements and the costs associated therewith shall include not only the actual construction cost of the improvements but also space planning, permitting fees, engineering, interior only ADA retrofits, etc. Landlord will confirm all interior and exterior areas meet ADA compliance, Title XXIV, and all other code compliance at Landlord's sole expense prior to Tenant's occupancy. At any time during the initial or extended Lease Term, Tenant may be required to comply with regulations required by the appropriate governmental agency or agencies, and Tenant shall be solely responsible to complete said interior modifications at Tenant's sole cost. Landlord will be responsible for all exterior code compliance costs.

     Tenant may plan to do additional interior modifications/improvements, therefore, should Tenant elect to do its own improvements, then Landlord (subject to Landlord's written approval) will allow Tenant to make its required improvements. However, all work shall be performed by a certified and bonded contractor, and all improvements shall be made according to City of Carlsbad and other applicable codes and regulations. Additionally, Landlord retains the right to review Tenant's plans for the Premises and will require written approval which shall not be unreasonably withheld of the space plan, contractor, and scope of the work; Landlord shall receive copies of all building permits for such improvements.

4.   LANDLORD'S WARRANTY:

     Landlord warrants that all HVAC, plumbing and other utilities, structural roof and the structural shell building components are sound and in good working order. Provided that Tenant maintains all parts of this Premises per the terms and conditions of this Lease, Landlord will repair or replace any defects in the HVAC, plumbing and other utilities, structural roof or the structural shell portion of the building during the first (1st) twelve
     (12) months of this Lease.

5.   LEASE BUYOUT:

     Provided that Tenant is not then in default of this Lease beyond any applicable cure periods set forth in this Lease. Landlord grants Tenant the right to buyout the Lease for fifty percent (50%) of the base monthly rent and triple net expenses due under balance of lease term, payable in cash, one lump sum anytime after the twenty-fourth (24th) month of the lease term provided Tenant provides Landlord with six (6) months written notice. Lease Buyout payment to Landlord will be made to Landlord thirty
     (30) days prior to vacating premises and terminating the Lease.

6.   REPRESENTATIONS RELATING TO THE PREMISES:

     Landlord represents to Tenant that as of the date Tenant takes possession,
     (i) Landlord is the record fee owner of all right, tide and interest in and to the Premises; (ii) there are no liens, encumbrances, leases, mortgages, deeds of trust or other matters encumbering or affecting Landlord's right, tide or interest in or to the Premises that would materially and adversely affect Tenant, except for deeds of trust of record as of the date of this Lease; and (iii) to Landlord's actual knowledge, without any investigation, the Premises and all improvements therein are in compliance with all federal, state and local laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) as amended, and all other Hazardous Materials Laws; the Americans With Disabilities Act of 1990, 42 U.S.C. Sections 1201 et seq and 47 U.S.C. Sections 225 et seq, as amended from time to time, and any similar or successor federal, state or local laws; and all building codes and zoning laws; provided, however, that in the event


- ---------------------------------          -------------------------------------
LANDLORD'S INITIALS                                            TENANT'S INITIALS
     of a violation of subpart (iii) of this Sections, Landlord shall, within ten (10) days of (or, if Tenant's quiet use and enjoyment of the Premises is materially threatened, immediately upon) receipt of written notice from Tenant or any governmental authority having jurisdiction over such matters, commence and diligently proceed to cure such violation. Tenant's remedy for breach of any of the provisions of this Section shall be to sue
     Landlord for damages or specific performance, or to pursue its self-help remedies available to Tenant pursuant to Section 12.2 of the Lease, but Tenant shall not have the right to terminate this Lease or to make a claim for reduced rent.

7.   LANDLORD'S ENVIRONMENTAL COMPLIANCE:

     The term "Hazardous Materials Laws" shall mean and include all laws relating to or regulating the environment or hazardous materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq, and the Carpenter-Presley-Tanner Hazardous Substance Account Act, each as amended from time to time. To Landlord's actual knowledge, without any investigation, Landlord has complied, and the Premises, the Park, and all adjoining property arc in compliance as of the date Tenant takes possession, with all Hazardous Materials Laws, and no notice of violation of any Hazardous Materials Laws with respect thereto or of any permit, license or authorization relating thereto has been received, nor is any such notice pending or threatened. To Landlord's actual knowledge, without any investigation as of the date Tenant takes possession, no underground or above-ground storage tanks or surface impoundments are located on or under the Premises, the Park or any adjoining property. To Landlord's actual knowledge, without any investigation as of the date Tenant takes possession, except in compliance with Hazardous Materials Laws, neither Landlord, nor any prior owner, operator, tenant or occupant of the Premises, the Park or any adjoining property has generated, used, treated, stored, transferred, disposed, released or caused a threatened release in, at, under, from, to or into, or on the Premises, the Park or any adjoining property of any hazardous materials. To Landlord's actual knowledge, without any investigation as of the date Tenant takes possession, Landlord has not received any notice or claim to the effect that either Landlord, the Premises or the Park, or any adjoining property, is or may be liable to any governmental authority or private party as a result of the release or threatened release of any hazardous materials.

- ---------------------------------          -------------------------------------
LANDLORD'S INITIALS                                            TENANT'S INITIALS